                                                                     EXHIBIT 3.1

                        THE COMPANIES LAW (2004 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             MEMORANDUM AND ARTICLES

                                       OF

                                   ASSOCIATION

                                       OF

                                   ----------

                        SUNTECH POWER HOLDINGS CO., LTD.

                                   ----------

                        THE COMPANIES LAW (2004 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                            MEMORANDUM OF ASSOCIATION

                                       OF

                        SUNTECH POWER HOLDINGS CO., LTD.

            (ADOPTED BY SPECIAL RESOLUTION PASSED ON 29 AUGUST 2005)

1    The name of the Company is SUNTECH POWER HOLDINGS CO., LTD.

2 The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5 The share capital of the Company is US$5,000,000 divided into 465,332,948 Ordinary Shares of a par value of US$0.01 each and 34,667,052 preferred shares of a par value of US$0.01 each (all of which are designated Series A Preferred Shares).

6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

                        THE COMPANIES LAW (2004 REVISION)

                              OF THE CAYMAN ISLANDS

                            COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION

                                       OF

                        SUNTECH POWER HOLDINGS CO., LTD.

            (ADOPTED BY SPECIAL RESOLUTION PASSED ON 29 AUGUST 2005)

                                 INTERPRETATION

1 In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

"2005 ESOP"                    means Power Solar System Co. Ltd. Employee Stock
                               Option Plan as adopted by Power Solar System Co.
                               Ltd. on April 29, 2005 and any successor plan
                               adopted by the Company.

"ADDITIONAL ORDINARY SHARES"   means all Ordinary Shares issued by the Company;
                               provided that the term "Additional Ordinary
                               Shares" does not include (i) Employee Securities;
                               (ii) securities issued upon conversion of the
                               Series A Preferred Shares or upon exercise of any
                               outstanding warrants or options; (iii) securities
                               issued in connection with any share split, share
                               dividend, consolidation, recapitalization or
                               other similar transaction of the Company; or (iv)
                               any other security that is issued with the
                               approval of a majority of the Board of Directors
                               (including all of the Series A Directors, if
                               any).

"AFFILIATE"                    means, with respect to a Person, any other Person
                               that, directly or indirectly, controls, is
                               controlled by or is under common control with
                               such Person.

"ARTICLES"                     means these articles of association of the
                               Company as

                               originally framed or as from time to time amended.

"ASSUMPTION AGREEMENT"         means that certain agreement for the transfer and
                               assumption of obligations dated on or around 16
                               August, 2005, between the Company, Power Solar
                               System Co., Ltd. and certain other parties
                               thereto.

"AUDITOR"                      means the person for the time being performing
                               the duties of auditor of the Company (if any).

"BOARD"                        means the Board of Directors of the Company.

"COMPANY"                      means Suntech Power Holdings Co., Ltd.

"CONTROL"                      of a given Person means the power or authority,
                               whether exercised or not, to direct the business,
                               management and policies of such Person, directly
                               or indirectly, whether through the ownership of
                               voting securities, by contract or otherwise,
                               which power or authority shall conclusively be
                               presumed to exist upon possession of beneficial
                               ownership or power to direct the vote of more
                               than 50% of the votes entitled to be cast at a
                               meeting of the members or shareholders of such
                               Person or power to control the composition of the
                               board of directors of such Person; the term
                               "Controlled" has the meaning correlative to the
                               foregoing.

"CONVERSION SHARES"            Ordinary Shares issuable upon conversion of the
                               Series A Preferred Shares.

"DIRECTORS"                    means the directors for the time being of the
                               Company.

"DIVIDEND"                     includes an interim dividend.

"EFFECTIVE CONVERSION PRICE"   means, with respect to any Ordinary Share
                               Equivalent at a given time, an amount equal to
                               the quotient of (i) the sum of any consideration,
                               if any, received by the Company with respect to
                               the issuance of such Ordinary Share Equivalent
                               and the lowest aggregate consideration receivable
                               by the Company, if any, upon the exercise,
                               exchange or conversion of the Ordinary Share
                               Equivalent over (ii) the number of Ordinary
                               Shares issuable upon the exercise, conversion or
                               exchange of the Ordinary Share Equivalent.

"ELECTRONIC RECORD"            has the same meaning as in the Electronic
                               Transactions Law (2003 Revision).

"EMPLOYEE SECURITIES"          means any securities issued to employees,
                               consultants, officers or directors of the Company
                               pursuant to any stock option, share purchase,
                               share bonus or other equity incentive plans,
                               agreements or arrangements of the Company, each
                               as approved by the Board (including all of the
                               Series A Directors, if any) up to a maximum of
                               13,503,991 Ordinary Share Equivalents.

"EXEMPTED DISTRIBUTION"        means (a) the repurchase of Ordinary Shares from
                               terminated employees, officers or consultants
                               pursuant to contractual arrangements with the
                               Company, (b) any exercise, conversion or exchange
                               of Ordinary Share Equivalents, (c) a dividend on
                               Ordinary Shares payable solely in Ordinary Shares
                               and in accordance with the Memorandum and
                               Articles, and (d) any repurchase of the Company's
                               Series A Preferred Shares as provided herein.

"FOUNDER"                      Mr. Shi Zhengrong and D&M Technologies Limited,
                               jointly and severally.

"GOVERNMENTAL AUTHORITY"       means a nation or government or any province or
                               state or any other political subdivision thereof,
                               and any entity, authority or body exercising
                               executive, legislative, judicial, regulatory or
                               administrative functions of or pertaining to
                               government, including any government authority,
                               agency, department, board, commission or
                               instrumentality or any political subdivision
                               thereof, any court, tribunal or arbitrator, and
                               any self-regulatory organization.

"GROUP COMPANY"                means a Person (other than a natural person) that
                               is Controlled by the Company.

"INVESTOR DIRECTOR"            means those directors from time to time serving
                               on the Board of Directors who were nominated
                               thereto by the holders of Series A Preferred
                               Shares as of right pursuant to these Articles.

"JUNIOR SHARES"                means all classes and series of shares that are
                               junior in rights and preferences to the Series A
                               Preferred Shares, including the Ordinary Shares.

"LAW" means all national, state, local, municipal, and other laws, statutes, constitutions, ordinances, codes, edicts, decrees, injunctions, stipulations, judgments, orders, rulings, rules, regulations, assessments, writs, and

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                                        5


                               requirements, whether temporary, preliminary or permanent, issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental or Regulatory Authority.

"MEMBER"                       has the same meaning as in the Statute.

"MEMORANDUM"                   means the memorandum of association of the
                               Company as originally framed or as from time to
                               time amended.

"ORDINARY RESOLUTION"          means a resolution passed by a simple majority of
                               the Members as, being entitled to do so, vote in
                               person or, where proxies are allowed, by proxy at
                               a general meeting, and includes a unanimous
                               written resolution. In computing the majority
                               when a poll is demanded regard shall be had to
                               the number of votes to which each Member is
                               entitled by the Articles.

"ORDINARY SHARE"               means an ordinary share of a par value of US$0.01
                               in the capital of the Company.

"ORDINARY SHARE EQUIVALENT"    means any share or security convertible or
                               exchangeable for Ordinary Shares or any option,
                               warrant or right exercisable for Ordinary Shares.

"PERSON" means an individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

"QUALIFIED EXCHANGE"           means (i) The New York Stock Exchange or the
                               Nasdaq Stock Market's National Market System or
                               (ii) any other exchange of recognized
                               international reputation and standing duly
                               approved by the Company's Board of Directors,
                               including the affirmative vote of the Investor
                               Directors.

"QUALIFIED IPO"                means an IPO on a Qualified Exchange that values
                               the Company at no less than US$500,000,000
                               immediately prior to the IPO and that results in
                               aggregate proceeds to the Company of
                               US$100,000,000, net of Selling Expenses.

"REGISTER OF MEMBERS"          means the register maintained in accordance with
                               the Statute and includes (except where otherwise
                               stated) any duplicate Register of Members.

"REGISTERED OFFICE"            means the registered office for the time being of
                               the Company.

"SEAL" means the common seal of the Company and includes every duplicate seal.

"SECURITIES"                   means shares and debt obligations of every kind,
                               and options, warrants and rights to acquire
                               shares, or debt obligations.

"SELLING EXPENSES"             means, with respect to the issue or sale of any
                               securities, any expenses payable directly or
                               indirectly by the Company and any underwriting,
                               brokerage or similar commissions, compensation,
                               discounts or concessions paid or allowed by the
                               Company in connection with such issue or sale.

"SENIOR MANAGER"               means, with respect to the Company or a Group
                               Company, the chief executive officer, the chief
                               financial officer, the chief operating officer,
                               and the chief technology officer of such company,
                               and any member of management reporting directly
                               to the board of directors or any of the foregoing
                               officers.

"SERIES A ORIGINAL ISSUE       means US$2.3077 per share.
PRICE"

"SERIES A PREFERRED SHARE"     means a preferred share of a par value of US$0.01
                               in the capital of the Company and designated a
                               series A preferred share.

"SHARE" and "SHARES"           means a share or shares in the Company and
                               includes a fraction of a share.

"SHARE PURCHASE AGREEMENT"     means that certain share purchase agreement dated
                               April 29, 2005, among the Company, Mr. Shi
                               Zhengrong, certain Company warrantors and certain
                               investors.

"SPECIAL RESOLUTION"           has the same meaning as in the Statute, and
                               includes a unanimous written resolution.

"STATUTE"                      means the Companies Law (2004 Revision) of the
                               Cayman Islands.

"SWAP AGREEMENT"               means that certain share swap agreement, dated on
                               or around 16 August, 2005, among the Company,
                               Power Solar System Co., Ltd. and certain other
                               parties thereto.

"US GAAP"                      means generally accepted accounting principles in
                               the United States, consistently applied.

2    In the Articles:

     2.1 words importing the singular number include the plural number and vice versa;

     2.2  words importing the masculine gender include the feminine gender;

     2.3  words importing persons include corporations;

     2.4 "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

     2.5 references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time;

     2.6 any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

     2.7 headings are inserted for reference only and shall be ignored in construing these Articles; and

     2.8 in these Articles Section 8 of the Electronic Transactions Law (2003 Revision) shall not apply.

                            COMMENCEMENT OF BUSINESS

3 The business of the Company may be commenced as soon after incorporation as the Directors shall see fit.

4 The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

                                 ISSUE OF SHARES

5 Subject to the provisions, if any, in the Memorandum and Articles (and to any direction that may be given by the Company in general meeting) and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper.

6    The Company shall not issue Shares to bearer.

                          ORDINARY AND PREFERRED SHARES

7 The Ordinary Shares and the Series A Preferred Shares shall have the following rights and be subject to the following restrictions:

     DIVIDEND RIGHTS

7.1 Each holder of a Series A Preferred Share shall be entitled to receive dividends at the simple rate of 5% of the Series A Original Issue Price (as adjusted for any share splits, share dividends, consolidations, recapitalizations and similar transactions) per annum for each Series A Preferred Share held by such holder, on parity with each other, payable out of funds or assets when and as such funds or assets become legally available therefor, prior and in preference to any dividend on the Junior Shares; provided that such dividends shall be payable only when, as, and if declared by the Board of Directors, and all such dividends per Series A Preferred Share shall be non-cumulative from the date of issuance of such Series A Preferred Share.

7.2 No dividends shall be declared or paid on any Junior Shares during any previous or current fiscal year of the Company until all accrued dividends in the amounts set forth in Article 7.1 above shall have been paid or declared and set apart during that fiscal year and unless and until a dividend in like amount as is declared or paid on such Junior Share has been declared or paid on each outstanding Series A Preferred Share (on an as converted basis).

     VOTING RIGHTS

7.3 General Rights. Subject to the provisions of the Memorandum and the Articles, at all general meetings of the Company: (a) the holder of each Ordinary Share issued and outstanding shall have one vote in respect of each Ordinary Share held, and (b) the holder of each Series A Preferred Share shall be entitled to such number of votes as equals the whole number of Ordinary Shares into which such holder's collective Series A Preferred Shares are convertible immediately after the close of business on the record date of the determination of the Company's shareholders entitled to vote or, if no such record date is established, at the date such vote is taken or any written consent of the Company's shareholders is first solicited. Subject to provisions to the contrary elsewhere in the Memorandum and these Articles, including the limitations set forth in Articles 7.4, 7.5 and 7.6 or as required by the Statute, the holders of Series A Preferred Shares shall vote together with the holders of Ordinary Shares, and not as a separate class or series, on all matters put before the Members.

     PROTECTIVE PROVISIONS (ACTS OF THE COMPANY AND ANY GROUP COMPANY)

7.4 For so long as any Series A Preferred Shares remains outstanding, the following actions by the Company shall be deemed to constitute a variation of the rights of the holders of the Series A Preferred Shares then outstanding, and in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, neither the Company nor any Group Company (for purposes of this Article, the term "Company" means, in each case, the Company itself as well as any Group Company) shall take any of the following actions without the prior written approval of holders of at least two-thirds (66.667%) of the Series A Preferred Shares then outstanding:

     (1)  any amendment of the Memorandum and these Articles of the Company;

     (2) any merger or consolidation involving the Company (whether or not the Company is the surviving corporation);

     (3) any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company (including the disposition or exclusive license of any of the Company's intellectual property); liquidation of all or substantially all of the Company; or a voluntary dissolution, or a revocation of voluntary dissolution (judicial or non-judicial) of the Company;

     (4) any increase or decrease in the total number of directors comprising the Board of Directors of the Company;

     (5) issuance or sale by the Company of any securities other than (x) any issuance of Conversion Shares, (y) grants of stock options which, upon exercise by their holder, shall entitle their holders to purchase up to an aggregate of 13,503,991 stock options to directors or employees of the Company and (z) any issuance of Ordinary Shares upon exercise of such stock options;

     (6) public offerings and/or registration of securities of the Company other than a Qualified IPO, whether sale of securities is made in connection therewith by the Company or by any shareholder of the Company; or the granting of any registration rights with respect to any securities, whether debt or equity, of the Company; and

     (7) creation, incurrence, assumption or permission to exist any mortgage, pledge, charge, lien or other encumbrance on all or substantially all of the assets of the Company.

7.5 For so long as any Series A Preferred Shares remains outstanding, in addition to any other vote or consent required elsewhere in the Memorandum and these Articles or by the Statute, neither the Company nor any Group Company (for purposes of this Article, the term "Company" means, in each case, the Company itself as well as any Group Company) shall take any of the following actions without the prior written approval of the Board of Directors, including the approval of the Investor Directors and, in the event that both Investor Directors do not approve such action, the action will not be deemed approved for purposes hereof without the prior written approval of (i) one (1) Investor Director and (ii) the affirmative vote (or written consent) of holders of at least two-thirds (66.667%) of the Series A Preferred Shares then outstanding:

     (1) any declaration or payment of any dividend or other distribution, direct or indirect, in cash or in property by the Company on account of any class of share capital of the Company now or hereafter outstanding; or any redemption or purchase or other acquisition, direct or indirect, by the Company of any such share capital (or any warrants, rights or options to acquire any such share capital); provided that this paragraph shall not apply in respect of the redemption of the Series A Preferred Shares as provided for in Article 7.10;

     (2) any sale, transfer or other disposition of Ordinary Shares by (x) the Founder or other Senior Manager prior to a Qualified IPO and (y) any other holder of Ordinary Shares (other than any of the subscribers to the Series A Preferred Shares under the Swap Agreement or their transferees or assigns) representing more than a five percent (5%) equity interest in the Company (on a fully diluted, as-converted-to-ordinary-share basis);

     (3)  any sale by any Senior Manager of any Employee Securities;

     (4) the termination or material amendment of a stock option plan including number of options, vesting period, and exercise price of options, and the adoption of any plan (x) with terms that materially differ from the 2005 ESOP, including without limitation option vesting on shorter than a three-year term, or (y) that increases the size of the available option pool in excess of 13,503,991 Ordinary Shares;

     (5)  transactions by the Company with (u) its directors, (v) shareholders,
          (w) the Senior Managers, the Founder or their respective Affiliates,
          (x) close relatives of the Founder or Affiliates of such relatives,
          (y) close relatives of the Affiliates of the Founder or Affiliates of such relatives, or (z) any corporation or other entity of which majority equity is held or which is otherwise controlled by any of the Persons listed in (w) through (y) of this paragraph, jointly or respectively;

     (6) creation, incurrence, assumption, guarantee or otherwise becoming liable (directly or indirectly) by the Company with respect to any indebtedness (including capital leases) which represents an amount in excess of US$5,000,000 (in the aggregate);

     (7) the purchase or lease by the Company of any real estate property valued in excess of US$1,000,000 in aggregate in any 12-month period;

     (8)  the purchase by the Company of listed or unlisted securities;

     (9) changes of the Company's independent public accountants or changes in accounting practices or policies;

     (10) acquisition by the Company of another business that would result in the consolidation by the Company of the financial results of such entity under US GAAP (whether through a stock purchase, stock swap or otherwise); any (x) acquisition of another business (whether through stock purchase, stock swap or otherwise) that would not result in the consolidation by the Company of the financial results of such entity under US GAAP or (y) acquisition of the assets of another business, which in the case of (x) or (y) is valued in excess of US$2 million (whether in a single transaction, or a number of transactions that are integral parts of a single transaction); approval of and material amendment to a joint venture or partnership by the Company; or the establishment of any subsidiary of the Company;

     (11) any expense or use of funds by the Company or its subsidiaries, individually (in the case of any capital expenditures or other line item expenditures) or in the aggregate, in excess of 10% of the relevant budgeted amount contemplated in the then-applicable annual business plan and budget prepared by the Company.

7.6 Election of the Board of Directors. The maximum number of persons comprising the Board of Directors shall be seven (7). So long as at least 40% of the Series A Preferred Shares purchased by the Investors remain outstanding (as appropriately adjusted for share splits, share dividends, recapitalizations and similar transactions), the holders of such Series A Preferred Shares shall have the right to appoint two (2) members of the Board of Directors. In such case, the two (2) Investors holding the greatest number of Series A Preferred Shares shall each have the right to nominate one (1) director, who shall be appointed to the Board of Directors by the vote of the holders of outstanding Series A Preferred Shares, voting together as a separate class and on an as converted to Ordinary Shares basis (each a "SERIES A DIRECTOR" and collectively, the "SERIES A DIRECTORS"). If less than 40% but at least 20% of the Series A Preferred Shares purchased by the Investors remain outstanding, the holders of such Series A Preferred Shares shall have the right to appoint one (1) member of the Board of Directors. In such case, the Investor holding the greatest number of Series A Preferred Shares shall have the right to nominate the sole Series A Director who shall be appointed to the Board of Directors by the vote of the holders of outstanding Series A Preferred Shares, voting together as a separate class and on an as converted to Ordinary Shares basis. The holders of the Ordinary Shares, voting together as a separate class (and not with the Series A Preferred Shares), shall be exclusively entitled to vote on a resolution of members for the appointment of five (5) directors (the "COMMON Directors") to serve on the Board of Directors of the Company. Any vacancy occurring on the Board of Directors as a result of the death, resignation or removal of a Series A Director shall be filled according to this paragraph. When no Series A Preferred Shares are outstanding, all directors shall instead be elected by the holders of Ordinary Shares.

     LIQUIDATION RIGHTS

7.7 Liquidation Preferences. Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary (a "LIQUIDATION EVENT"):

     7.7.1 Before any distribution or payment shall be made to the holders of any Junior Shares, each holder of Series A Preferred Shares shall be entitled to receive, on parity with each other, an amount equal to one hundred and fifteen percent (115%) of the Series A Original Issue Price (in each case as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions), plus all dividends declared and unpaid with respect thereto (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) per Series A Preferred Share then held by such holder. If, upon any such liquidation, distribution, or winding up, the assets of the Company shall be insufficient to make payment of the foregoing amounts in full on all Series A Preferred Shares, then such assets shall be distributed among the holders of Series A Preferred Shares, ratably in proportion to the full amounts to which they would otherwise be respectively entitled thereon.

     7.7.2 After distribution or payment in full of the amount distributable or payable on the Series A Preferred Shares pursuant to the above paragraph, the remaining assets of the Company available for distribution to members shall be distributed ratably among the holders of outstanding Ordinary Shares in proportion to the number of outstanding Ordinary Shares held by them.

7.8 Liquidation on Sale or Merger. The following events shall be treated as a Liquidation Event unless waived by the holders of at least a majority of the outstanding Series A Preferred Shares, voting together as a single group on an as-converted basis:

     (1) any consolidation, amalgamation or merger of the Company with or into any other Person or other corporate reorganization, in which the members of the Company immediately prior to such consolidation, amalgamation, merger or reorganization, own less than 50% of the Company's voting power immediately after such consolidation, merger, amalgamation or reorganization, or any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company's voting power is transferred, but excluding any transaction effected solely for tax purposes or to change the Company's domicile;

     (2) a sale, lease or other disposition of all or substantially all of the assets of the Company;

     (3) the exclusive licensing of all or substantially all of the Company's intellectual property to a third party;

     and upon any such event, any proceeds resulting to the shareholders of the Company therefrom shall be distributed in accordance with the terms of
     Article 7.7 above.

     CONVERSION RIGHTS

7.9 The holders of the Series A Preferred Shares shall have the following rights described below with respect to the conversion of the Series A Preferred Shares into Ordinary Shares. The number of Ordinary Shares to which a holder shall be entitled upon conversion of any Series A Preferred Share shall be the quotient of the Series A Original Issue Price divided by the then-effective Series A Conversion Price (the "SERIES A CONVERSION PRICE"). The initial Series A Conversion Price shall equal the Series A Original Issue Price multiplied by 0.8903. For the avoidance of doubt, the initial conversion ratio for Series A Preferred Shares to Ordinary Shares shall be 1:1.1232, subject to adjustments of the Series A Conversion Price, as set forth below:

     7.9.1 Optional Conversion.

          (a)  Subject to complying with the requirements of the Statute and
               Article 7.9, any Series A Preferred Share may, at the option of the holder thereof, be converted at any time into fully-paid and nonassessable Ordinary Shares based on the then-effective Series A Conversion Price.

          (b) The holder of any Series A Preferred Shares who desires to convert such shares into Ordinary Shares shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series A Preferred Shares, and shall give written notice to the

               Company at such office that such holder has elected to convert such shares. Such notice shall state the number of Series A Preferred Shares being converted. Thereupon, the Company shall promptly issue and deliver to such holder at such office a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of Series A Preferred Shares upon the conversion of such Series A Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Such conversion shall be deemed to have been made at the close of business on the date of the surrender of the certificates representing the Series A Preferred Shares to be converted, and the person entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Ordinary Shares on such date.

     7.9.2 Automatic Conversion.

          (a) Without any action being required by the holder of such share and whether or not the certificates representing such share are surrendered to the Company or its transfer agent, each Series A Preferred Share shall automatically be converted, based on the then-effective Series A Conversion Price, into Ordinary Shares upon the earlier of (i) the closing of a Qualified IPO or (ii) the vote or written consent of the holders of more than two-thirds (66.667%) of the then outstanding Series A Preferred Shares (voting together as a single class). Any conversion pursuant to this Article shall be referred to as an "AUTOMATIC CONVERSION."

          (b) The Company shall not be obligated to issue certificates for any Ordinary Shares issuable upon the automatic conversion of any Series A Preferred Shares unless the certificate or certificates evidencing such Series A Preferred Shares is either delivered as provided below to the Company or any transfer agent for the Series A Preferred Shares, or the holder notifies the Company or its transfer agent that such certificate has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificate. The Company shall, as soon as practicable after receipt of certificates for the Series A Preferred Shares, or satisfactory agreement for indemnification in the case of a lost certificate, promptly issue and deliver at its office to the holder thereof a certificate or certificates for the number of Ordinary Shares to which the holder is entitled. No fractional Ordinary Shares shall be issued upon conversion of the Series A Preferred Shares, and the number of Ordinary Shares to be so issued to a holder of converting Series A Preferred Shares (after aggregating all fractional Ordinary Shares that would be issued to such holder) shall be rounded to the nearest whole share (with one-half being rounded upward). Any person entitled to receive Ordinary Shares issuable upon the automatic conversion of the Series A Preferred Shares shall be treated for all purposes as the record holder of such Ordinary Shares on the date of such conversion.

     7.9.3 Conversion Mechanism. The conversion hereunder of any Series A Preferred Share shall be effected in the following manner:

          (a) The Company shall redeem each Series A Preferred Share for aggregate consideration (the "REDEMPTION AMOUNT") equal to (a) the aggregate par value of any Ordinary Shares of the Company to be issued upon such conversion and (b) the aggregate value, as determined by the Board of Directors, of any other assets which are to be distributed upon such conversion.

          (b) Concurrent with the redemption of such shares, the Company shall apply the Redemption Amount for the benefit of the holder of the Series A Preferred Shares to pay for any Ordinary Shares of the Company issuable, and any other assets distributable, to such holder in connection with such conversion.

          (c) Upon application of the Redemption Amount, the Company shall issue to the holder of the Series A Preferred Shares all Ordinary Shares issuable, and distribute to such holder all other assets distributable, upon such conversion.

     7.9.4 Series A Conversion Price. The Series A Conversion Price shall be adjusted from time to time as provided below:

          (a) Adjustment for Share Splits and Consolidations. If the Company shall at any time, or from time to time, effect a subdivision of the outstanding Ordinary Shares, the Series A Conversion Price in effect immediately prior to such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time, or from time to time, consolidate the outstanding Ordinary Shares into a smaller number of shares, the Series A Conversion Price in effect immediately prior to the consolidation shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or consolidation becomes effective.

          (b) Adjustment for Ordinary Share Dividends and Distributions. If the Company makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution to the holders of Ordinary Shares payable in additional Ordinary Shares, the Series A Conversion Price then in effect shall be decreased as of the time of such issuance (or in the event such record date is fixed, as of the close of business on such record date) by multiplying such Conversion Price then in effect by a fraction (i) the numerator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which is the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

          (c) Adjustments for Other Dividends. If the Company at any time, or from time to time, makes (or fixes a record date for the determination of holders of Ordinary Shares entitled to receive) a dividend or other distribution payable in securities of the Company other than Ordinary Shares or Ordinary Share Equivalents, then, and in each such event, provision shall be made so that, upon conversion of any Series A Preferred Share thereafter, the holder thereof shall receive, in addition to the number of Ordinary Shares issuable thereon, the amount of securities of the Company which the holder of such share would have received had the Series A Preferred Shares been converted into Ordinary Shares immediately prior to such event, all subject to further adjustment as provided herein.

          (d) Reorganizations, Mergers, Consolidations, Reclassifications, Exchanges, Substitutions. If at any time, or from time to time, any capital reorganization or reclassification of the Ordinary Shares (other than as a result of a share dividend, subdivision, split or consolidation otherwise treated above) occurs or the Company is consolidated, merged or amalgamated with or into another Person (other than a consolidation, merger or amalgamation treated as a Liquidation Event), then in any such event, provision shall be made so that, upon conversion of any Series A Preferred Share thereafter, the holder thereof shall receive the kind and amount of shares and other securities and property which the holder of such share would have received had the Series A Preferred Shares been converted into Ordinary Shares on the date of such event, all subject to further adjustment as provided herein, or with respect to such other securities or property, in accordance with any terms applicable thereto.

          (e)  Sale of Shares below the Series A Conversion Price.

               (i) If at any time, or from time to time, the Company shall issue or sell Additional Ordinary Shares for a consideration per share less than the then existing Series A Conversion Price, then, the Series A Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price equal to the price per share of such Additional Ordinary Shares.

               (ii) For the purpose of making any adjustment to the Series A
                    Conversion Price or number of Ordinary Shares issuable upon conversion of the Series A Preferred Shares, as provided above:

                    i. To the extent it consists of cash, the consideration received by the Company for any issue or sale of securities shall be computed at the net amount of cash received by the Company after deduction of any underwriting or similar commissions, compensations, discounts or concessions paid or allowed by the Company in connection with such issue or sale;

                    ii. To the extent it consists of property other than cash, consideration other than cash received by the Company for any issue or sale of securities shall be computed at the fair market value thereof (as determined in good faith by a majority of the Board of Directors including the Series A Directors, if any), as of the date of the adoption of the resolution specifically authorizing such issue or sale, irrespective of any accounting treatment of such property; and

                    iii. If Additional Ordinary Shares or Ordinary Share
                         Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares are issued or sold together with other stock or securities or other assets of the Company for consideration which covers both, the consideration received for the Additional Ordinary Shares or such Ordinary Share Equivalents shall be computed as that portion of the consideration received (as determined in good faith by a majority of the Board of Directors including the Series A Directors, if any) to be allocable to such Additional Ordinary Shares or Ordinary Share Equivalents.

               (iii) For the purpose of making any adjustment to the Series A
                    Conversion Price provided in Article 7.9.4(e), if at any time, or from time to time, the Company issues any Ordinary Share Equivalents exercisable, convertible or exchangeable for Additional Ordinary Shares and the Effective Conversion Price of such Ordinary Share Equivalents is less than the Series A Conversion Price in effect immediately prior to such issuance, then, for purposes of calculating any adjustment with respect to the Series A Conversion Price, at the time of such issuance the Company shall be deemed to have issued the maximum number of Additional Ordinary Shares issuable upon the exercise, conversion or exchange of such Ordinary Share Equivalents and to have received in consideration for each Additional Ordinary Share deemed issued an amount equal to the Effective Conversion Price.

                    i. In the event of any increase in the number of Ordinary Shares deliverable or any reduction in consideration payable upon exercise, conversion or exchange of any Ordinary Share Equivalent where the resulting Effective Conversion Price is less than the Series A Conversion Price at such date, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Series A Conversion Price, shall be recomputed to reflect such change as if, at the time of issue for such Ordinary Share Equivalent, the Effective Conversion Price applied.

                    ii. For any Ordinary Share Equivalent with respect to which the Series A Conversion Price has been adjusted under this subclause (iii), no further adjustment of the Series A Conversion Price shall be made solely as a result of the actual issuance of Ordinary Shares upon the actual exercise or conversion of such Ordinary Share Equivalent.

          (f) Performance-Based Adjustment to Series A Conversion Price. On March 31, 2006, or, if later, upon the final delivery to the Company of its audited consolidated financial statements for the fiscal year ending on December 31, 2005 prepared in accordance with US GAAP, and as audited by one of the "big four" international accounting firms (the "2005 ACCOUNTS"):

               (i) If the consolidated after-tax net profit of the Company as reflected in the 2005 Accounts (the "2005 NET PROFIT") is greater than or equal to US$45,000,000, no adjustment shall be made to the Series A Conversion Price under this paragraph (f).

               (ii) If the 2005 Net Profit is less than US$45,000,000, then effective as of December 31, 2005 the Series A Conversion Price in effect on December 31, 2005 shall be adjusted by multiplying it by a fraction, the numerator of which shall be the "NEW VALUATION" of the Company (as defined below), and the denominator of which shall be US$287,000,000. Notwithstanding the foregoing, in no event shall such adjustment cause the Investors' aggregate equity interest in the Company to exceed 40% of the Company share capital on a fully diluted basis (giving effect to the options issued under the ESOP).

               For purposes of this paragraph, the "NEW VALUATION" shall be an amount equal to the actual 2005 Net Profit multiplied by six (6).

          (g) Ownership Adjustment to the Series A Conversion Price. If the Company, directly or indirectly, owns less than 100% of the equity interest in Wuxi Suntech Power Co., Ltd. as of the one (1) year anniversary of May 6, 2005 (the "ANNIVERSARY DATE"), the then-effective Series A Conversion Price shall be further adjusted, effective as of the initial issuance of Series A

               Preferred Shares, by subtracting from the then-effective Series A Conversion Price an amount equal to the product of (i) 0.20 and
               (ii) the Series A Original Issue Price, provided, however, that in the event the Company, directly or indirectly, acquires a 100% equity interest in Wuxi Suntech Power Co., Ltd. prior to the closing of a Qualified IPO, the then applicable Series A Conversion Price shall be adjusted upward by an amount equal to
               (a) the Series A Original Issue Price multiplied by 0.3097, in the event the acquisition of a 100% equity interest in Wuxi Suntech Power Co., Ltd. occurs following the Anniversary Date; or
               (b) the Series A Original Issue Price multiplied by 0.1097, in the event the acquisition a 100% equity interest in Wuxi Suntech Power Co., Ltd. occurs prior to the Anniversary Date; provided that in no event will the Series A Conversion Price be increased at any time pursuant to this paragraph (g) to an amount that is greater than the amount that would have applied at such time if
               (x) no effect was given to this paragraph (g) and (y) at the first date the Company issued any Series A Preferred Shares the Series A Conversion Price had been equal to US$2.3077.

          (h) Other Dilutive Events. In case any event shall occur as to which the other provisions of these Articles are not strictly applicable, but the failure to make any adjustment to the Series A Conversion Price would not fairly protect the conversion rights of the Series A Preferred Shares in accordance with the essential intent and principles hereof, then, in each such case, the Company, in good faith, shall determine the appropriate adjustment to be made, on a basis consistent with the essential intent and principles established in these Articles, necessary to preserve, without dilution, the conversion rights of the Series A Preferred Shares.

          (i) Certificate of Adjustment. In the case of any adjustment or readjustment of the Series A Conversion Price, the Company, at its sole expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Preferred Shares at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Company for any Additional Ordinary Shares issued or sold or deemed to have been issued or sold, (ii) the number of Additional Ordinary Shares issued or sold or deemed to be issued or sold, (iii) the Series A Conversion Price in effect before and after such adjustment or readjustment, and (iv) the number of Ordinary Shares and the type and amount, if any, of other property which would be received upon conversion of the Series A Preferred Shares after such adjustment or readjustment.

          (j) Notice of Record Date. In the event the Company shall propose to take any action of the type or types requiring an adjustment to the Series A Conversion Price or the number or character of the Series A Preferred Shares as set forth herein, the Company shall give notice to the holders of the Series A Preferred Shares, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Series A Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable upon the occurrence of such action or deliverable upon the conversion of the Series A Preferred Shares. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty (20) days prior to the date so fixed, and in the case of all other actions, such notice shall be given at least thirty (30) days prior to the taking of such proposed action.

          (k) Reservation of Shares Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Shares. If at any time the number of authorized but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Series A Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Ordinary Shares to such number of shares as shall be sufficient for such purpose.

          (l) Notices. Any notice required or permitted pursuant to Article 7.9 shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to each holder of record at the address of such holder appearing on the books of the Company. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

          (m) Payment of Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of Ordinary Shares upon conversion of Series A Preferred Shares, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of Ordinary Shares in a name other than that in which the Series A Preferred Share so converted were registered.

     REDEMPTION

7.10 Except as provided for in this Article, the Series A Preferred Shares shall not be redeemable.

     7.10.1 Optional Redemption. At any time following the earlier of (i) the date that is thirty-seven (37) months following the date of the initial issuance of the first Series A Preferred Shares or (ii) such time as the holders of not less than two-thirds (66.667%) of the then outstanding Series A Preferred Shares shall deliver notice in writing to the Company that the Company and/or its affiliates is in material breach of any of its representations, warranties or covenants under the Share Purchase Agreement, the Swap Agreement, the Assumption Agreement or the Ancillary Agreements (as defined in the Share Purchase Agreement), holders of two-thirds (66.667%) of the outstanding Series A Preferred Shares may, by written request to the Company (the "REDEMPTION REQUEST"), require that the Company redeem all, but not less than all, of the outstanding Series A Preferred Shares held by such holders in accordance with the following terms. A Redemption Request shall be given by hand or by mail to the registered office of the Company at least thirty (30) days prior to the date set forth therein on which the Series A Preferred Shares are to be redeemed. Following receipt of the Redemption Request, the Company shall within ten (10) calendar days give written notice (the "REDEMPTION NOTICE") to each holder of record of a Series A Preferred Shares, at the address last shown on the records of the Company for such holder(s). Such notice shall indicate that a majority of the Series A Preferred Shares have elected redemption of their Series A Preferred Shares pursuant to the provisions of these Articles, shall specify the redemption date, shall direct the holders of such shares to submit their share certificates to the Company on or before the scheduled redemption date and shall direct the holders of Series A Preferred Shares who have not otherwise elected to redeem their Series A Preferred Shares of the process whereby such other holders also may elect to redeem their Series A Preferred Shares pursuant to the provisions of these Articles. The redemption price for each Series A Preferred Share redeemed pursuant to these Articles shall be equal to one hundred fifteen percent (115%) of the Series A Original Issue Price, plus all dividends accrued and unpaid with respect to such shares (as adjusted for any share splits, share dividends, combinations, recapitalizations and similar transactions) (the "SERIES A REDEMPTION PRICE"). The redemption of any Series A Preferred Shares pursuant to these Articles will take place within thirty (30) days of the date of such Redemption Notice at the offices of the Company, or such earlier date or other place as the holders electing to redeem their Series A Preferred Shares and the Company may mutually agree in writing (each a "REDEMPTION DATE"). At a Redemption Date, subject to applicable law, the Company will, from any source of assets or funds legally available therefor, redeem each Series A Preferred Share that has been submitted for redemption by paying in cash therefor the Series A Redemption Price, against surrender by such holder at the Company's principal office of the certificate representing such share. From and after a Redemption Date, if the Company makes the Series A Redemption Price available to a holder of a Series A Preferred Share, all rights of the holder of such Series A Preferred Share (except the right to receive the Series A Redemption Price) will cease with respect to such Series A Preferred Share, and such Series A Preferred Share will not thereafter be transferred on the books of the Company or be deemed outstanding for any purpose whatsoever.

     7.10.2 Insufficient Funds. If the Company's assets or funds which are legally available on the date that any redemption payment under these Articles is due are insufficient to pay in full all redemption payments to be paid at a Redemption Date, or if the Company is otherwise prohibited by applicable law from making such redemption, those assets or funds which are legally available shall be used to the extent permitted by applicable law to pay all redemption payments due on such date ratably in proportion to the full amounts to which the holders to which such redemption payments are due would otherwise be respectively entitled thereon. Thereafter, all assets or funds of the Company that become legally available for the redemption of shares shall immediately be used to pay the redemption payment which the Company did not pay on the date that such redemption payments were due. Without limiting any rights of the holders of Series A Preferred Shares which are set forth in the Memorandum and these Articles of Association, or are otherwise available under law, the balance of any shares subject to redemption hereunder with respect to which the Company has become obligated to pay the redemption payment but which it has not paid in full shall continue to have all the powers, designations, preferences and relative participating, optional, and other special rights (including, without limitation, rights to accrue dividends) which such shares had prior to such date, until the redemption payment has been paid in full with respect to such shares.

     7.10.3 No Reissuance of Series A Preferred Shares. No Series A Preferred Share acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued.

                               REGISTER OF MEMBERS

8 The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

                CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

9 For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend, or in order to make a determination of Members for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed ten days. If the Register of Members shall be closed for the purpose of determining Members entitled to notice of, or to vote at, a meeting of Members the Register of Members shall be closed for at least ten days immediately preceding the meeting.

10 In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or in order to make a determination of Members for any other proper purpose.

11 If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such Dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

                             CERTIFICATES FOR SHARES

12 Every Member holding registered shares in the Company shall be entitled to a share certificate, specifying the number of shares held by such Member. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and subject to these Articles no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

13 The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

14 If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

                               TRANSFER OF SHARES

15 The Directors may decline to register a transfer of Shares only in the event such transfer would, in the opinion of the Directors, be in violation of an agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, licence or binding understanding, whether or not in writing, entered into between the Company and the holder of such Shares to be transferred. If the Directors refuse to register a transfer they shall notify the transferee within fifteen (15) days of such refusal.

16 Subject to any limitations in the Memorandum and these Articles, registered shares may be transferred by a written instrument of transfer, which shall be executed by or on behalf of the transferor (and if the Directors so require, signed by the transferee). The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

                       REDEMPTION AND REPURCHASE OF SHARES

17 Subject to the provisions of the Statute and these Articles, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares shall be effected in such manner as the Company may, by Special Resolution, determine before the issue of the Shares or as otherwise provided in these Articles.

18 Subject to the provisions of the Statute and these Articles, the Company may purchase its own Shares (including any redeemable Shares) provided that the Members shall have approved the manner of purchase by Ordinary Resolution.

19 The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

                          VARIATION OF RIGHTS OF SHARES

20 If at any time the share capital of the Company is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of two-thirds of the issued Shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class.

21 The provisions of these Articles relating to general meetings shall apply to every class meeting of the holders of one class of Shares.

22 The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided in these Articles or by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

                          COMMISSION ON SALE OF SHARES

23 The Company may, in so far as the Statute and these Articles permit, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares of the Company. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

                            NON RECOGNITION OF TRUSTS

24 The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the registered holder.

                                 CALL ON SHARES

25 Subject to the terms of the allotment the Directors may from time to time make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen days notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed as the Directors may determine. A call may be required to be paid by installments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

26 A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

27 The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

28 If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine, but the Directors may waive payment of the interest wholly or in part.

29 An amount payable in respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

30 The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

31 The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

32 No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend declared in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

                              FORFEITURE OF SHARES

33 If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days notice requiring payment of the amount unpaid together with any interest, which may have accrued. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

34 If the notice is not complied with any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends or other monies declared payable in respect of the forfeited Share and not paid before the forfeiture.

35 A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

36 A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

37 A certificate in writing under the hand of one Director or officer of the Company that a Share has been forfeited on a specified date shall be conclusive evidence of the fact as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

38 The provisions of these Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

                             TRANSMISSION OF SHARES

39 If a Member dies the survivor or survivors where he was a joint holder, and his legal personal representatives where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest. The estate of a deceased Member is not thereby released from any liability in respect of any Share, which had been jointly held by him.

40 Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors, elect either to become the holder of the Share or to have some person nominated by him as the transferee. If he elects to become the holder he shall give notice to the Company to that effect, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by that Member before his death or bankruptcy, as the case may be.

41 If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

42 A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share. However, he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the Share. If the notice is not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

            AMENDMENTS OF MEMORANDUM AND ARTICLES OF ASSOCIATION AND
                              ALTERATION OF CAPITAL

43 Subject to and in so far as permitted by the provisions of the Statute and these Articles (including, without limitation, Articles 7.4 and 7.5), the Company may by Ordinary Resolution:

     43.1 increase the share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

     43.2 consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

     43.3 by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

     43.4 cancel any Shares that at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

44 All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of these Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

45 Subject to the provisions of the Statute and the provisions of these Articles as regards the matters to be dealt with by Ordinary Resolution and matters varying or deemed to vary the rights of the holders of the Series A Preferred Shares, the Company may by Special Resolution:

     45.1 change its name;

     45.2 alter or add to these Articles;

     45.3 alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

     45.4 reduce its share capital and any capital redemption reserve fund.

                                REGISTERED OFFICE

46 Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office.

                                GENERAL MEETINGS

47 All general meetings other than annual general meetings shall be called extraordinary general meetings.

48 The Company shall, if required by the Statute, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year at ten o'clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

49 The Company may hold an annual general meeting, but shall not (unless required by Statute) be obliged to hold an annual general meeting.

50 The Directors may call general meetings, and they shall on a Members requisition forthwith proceed to convene an extraordinary general meeting of the Company.

51 A Members requisition is a requisition of Members of the Company holding at the date of deposit of the requisition not less than ten per cent. in par value of the capital of the Company which as at that date carries the right of voting at general meetings of the Company.

52 The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office, and may consist of several documents in like form each signed by one or more requisitionists.

53 If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

54 A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

                           NOTICE OF GENERAL MEETINGS

55 At least seven days' notice shall be given of any general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

     55.1 in the case of an annual general meeting, by all the Members (or their proxies) entitled to attend and vote thereat; and

     55.2 in the case of an extraordinary general meeting, by a majority in number of the Members (or their proxies) having a right to attend and vote at the meeting, being a majority together holding not less than ninety per cent in par value of the Shares giving that right.

56 The accidental omission to give notice of a general meeting to, or the non receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings of that meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

57 No business shall be transacted at any general meeting unless a quorum is present. Members holding not less than two-thirds (66.667%) of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting and including at least one holder of Series A Preferred Shares and being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative shall be a quorum unless the Company has only one Member entitled to vote at such general meeting in which case the quorum shall be that one Member present in person or by proxy or (in the case of a corporation or other non-natural person) by a duly authorised representative.

58 A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

59 A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

60 If a quorum is not present within half an hour from the time appointed for the meeting or if during such a meeting a quorum ceases to be present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place or to such other day, time or such other place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

61 The chairman, if any, of the board of Directors shall preside as chairman at every general meeting of the Company, or if there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

62 If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting.

63 The chairman may, with the consent of a meeting at which a quorum is present, (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice.

64 A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chairman demands a poll, or any other Member or Members collectively present in person or by proxy and holding at least ten per cent. in par value of the Shares giving a right to attend and vote at the meeting demand a poll.

65 Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost or not carried by a particular majority, an entry to that effect in the minutes of the proceedings of the meeting shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

66   The demand for a poll may be withdrawn.

67 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

68 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

69 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a second or casting vote.

                                VOTES OF MEMBERS

70 Subject to any rights or restrictions attached to any Shares, on a show of hands every Member who (being an individual) is present in person or by proxy or, if a corporation or other non-natural person is present by its duly authorised representative or proxy, shall have one vote and on a poll every Member shall have such number of votes as is set out in Article 7.3.

71 In the case of joint holders of record the vote of the senior holder who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

72 A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

73 No person shall be entitled to vote at any general meeting or at any separate meeting of the holders of a class of Shares unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

74 No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

75 On a poll or on a show of hands votes may be cast either personally or by proxy. A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall state which proxy is entitled to vote on a show of hands.

76 A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

                                     PROXIES

77 The instrument appointing a proxy shall be in writing, be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation under the hand of an officer or attorney duly authorised for that purpose. A proxy need not be a Member of the Company.

78 The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the
     Company:

     78.1 not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

     78.2 in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

     78.3 where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded be delivered at the meeting at which the poll was demanded to the chairman or to the secretary or to any director;

     provided that the Directors may in the notice convening the meeting, or in an instrument of proxy sent out by the Company, direct that the instrument appointing a proxy may be deposited (no later than the time for holding the meeting or adjourned meeting) at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting, or in any instrument of proxy sent out by the Company. The chairman may in any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted shall be invalid.

79 The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

80 Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

                                CORPORATE MEMBERS

81 Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

                          SHARES THAT MAY NOT BE VOTED

82 Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

                                    DIRECTORS

83 There shall be a Board of Directors consisting of not more than seven persons (exclusive of alternate Directors) provided however that, subject to Article 7.4, the Company may from time to time by Ordinary Resolution increase or reduce the limits in the number of Directors. The first Directors of the Company shall be determined in writing by, or appointed by a resolution of, the subscribers. This Article is subject to the provisions set forth in Article 7.6.

                               POWERS OF DIRECTORS

84 Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

85 All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

86 The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

87 The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

                      APPOINTMENT AND REMOVAL OF DIRECTORS

88 The Series A Directors may be removed from office without cause only by the holder of Series A Preferred Shares that appointed such Director. The Common Directors may be removed from office without cause only by resolution passed by a majority of the votes cast at a duly convened class meeting of the holders entitled to appoint such Directors pursuant to
     Article 7.6 or by resolution in writing in one or more counterparts signed by the holders of a majority of the shares of the class or classes entitled to appoint such Directors pursuant to Article 7.6. Each Director may also be removed with cause by a resolution of Directors or by an Ordinary Resolution. Any removal of a Series A Director or Common Director will not affect the right of the applicable members to fill the vacancy resulting from such removal pursuant to Article 7.6.

89 The directors may at any time appoint any person to be a director either to fill a vacancy (other than vacancies in the seats of the Series A Directors or Common Directors, which may only be filled pursuant to Article 7.6) or as an addition to the existing directors. A vacancy occurs through the death, resignation or removal of a director (or otherwise as set out in Article 94) but a vacancy or vacancies shall not be deemed to exist where one or more directors shall resign after having appointed his or their successor or successors.

                         VACATION OF OFFICE OF DIRECTOR

90   The office of a Director shall be vacated if:

     90.1 he gives notice in writing to the Company that he resigns the office of Director and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice.

     90.2 if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     90.3 if he is found to be or becomes of unsound mind.

                            PROCEEDINGS OF DIRECTORS

91 The quorum for the transaction of the business of the Directors shall be four if there are four or more Directors, including at least one of the Series A Directors for as long as at least 20% of the Series A Preferred Shares remain outstanding, and shall be one if there is only one Director. A person who holds office as an alternate Director shall, if his appointor is not present, be counted in the quorum. A Director who also acts as an alternate Director shall, if his appointor is not present, count twice towards the quorum.

92 Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit and questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

93 A person may participate in a meeting of the Directors or committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors the meeting shall be deemed to be held at the place where the chairman is at the start of the meeting.

94 A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entitled to sign such a resolution on behalf of his appointor) shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

95 A Director or alternate Director may, or other officer of the Company on the requisition of a Director or alternate Director shall, call a meeting of the Directors by at least seven days' notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held.

96 The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

97 The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is

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                                       35


     not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

98 All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

99 A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

                              PRESUMPTION OF ASSENT

100 A Director of the Company who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

                              DIRECTORS' INTERESTS

101 A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

102 A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

103 A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

104 No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit

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                                       36


     realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

105 A general notice that a Director or alternate Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

                                     MINUTES

106 The Directors shall cause minutes to be made in books kept for the purpose of all appointments of officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors including the names of the Directors or alternate Directors present at each meeting.

                         DELEGATION OF DIRECTORS' POWERS

107 The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him provided that an alternate Director may not act as managing director and the appointment of a managing director shall be revoked forthwith if he ceases to be a Director. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

108 The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

109 The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the

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                                       37


     delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

110 The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

111 The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of the Directors or Members.

                               ALTERNATE DIRECTORS

112 Any Director (other than an alternate Director) may by writing appoint any other Director, or any other person willing to act, to be an alternate Director and by writing may remove from office an alternate Director so appointed by him.

113 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at every such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence.

114 An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

115 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

116 An alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director appointing him.

                             NO MINIMUM SHAREHOLDING

117 No Director shall be required to hold any Shares as a condition of serving in such office.

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                                       38


                            REMUNERATION OF DIRECTORS

118 The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

119 The Directors may by resolution approve additional remuneration to any Director for any services other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

                                      SEAL

120 The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for the purpose.

121 The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

122 A Director or officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

                      DIVIDENDS, DISTRIBUTIONS AND RESERVE

123 Subject to the Statute and these Articles, the Directors may declare Dividends and distributions on Shares in issue and authorise payment of the Dividends or distributions out of the funds of the Company lawfully available therefore. No Dividend or distribution shall be paid except out of the realised or unrealised profits of the Company, or out of the share premium account or as otherwise permitted by the Statute.

124 Except as otherwise provided by the rights attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

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                                       39


125 The Directors may deduct from any Dividend or distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

126 Subject to the Statute and these Articles, the Directors may declare that any Dividend or distribution be paid wholly or partly by the distribution of specific assets and in particular of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

127 Any Dividend, distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, bonuses, or other monies payable in respect of the Share held by them as joint holders.

128  No Dividend or distribution shall bear interest against the Company.

129 Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such Dividend may, in the discretion of the Directors, be paid into a separate account in the Company's name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend shall remain as a debt due to the Member. Any Dividend which remains unclaimed after a period of six years from the date of declaration of such Dividend shall be forfeited and shall revert to the Company.

                                 CAPITALISATION

130 The Directors may capitalise any sum standing to the credit of any of the Company's reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the

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                                       40


     Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

                                BOOKS OF ACCOUNT

131 The Directors shall cause proper books of account to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

132 The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

133 The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

                                      AUDIT

134 The Directors may appoint an Auditor of the Company who shall hold office until removed from office by a resolution of the Directors, and may fix his or their remuneration.

135 Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

136 Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

                                     NOTICES

137  Unless otherwise set out in these Articles:

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                                       41


     137.1 Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Any notice, if posted from one country to another, is to be sent airmail.

     137.2 Where a notice is sent by courier, service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier. Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays) following the day on which the notice was posted. Where a notice is sent by cable, telex or fax, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted. Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

     137.3 A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

     137.4 Notice of every general meeting shall be given in any manner hereinbefore authorised to every person shown as a Member in the Register of Members on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

                                   WINDING UP

138 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction,

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                                       42


     vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability. This Article is subject to the provisions of Articles 7.7 and 7.8.

                                    INDEMNITY

139 Every Director, agent or officer of the Company shall be indemnified out of the assets of the Company against any liability incurred by him as a result of any act or failure to act in carrying out his functions other than such liability (if any) that he may incur by his own willful neglect or default. No such Director, agent or officer shall be liable to the Company for any loss or damage in carrying out his functions unless that liability arises through the willful neglect or default of such Director, agent or officer.

                                 FINANCIAL YEAR

140 Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

                         TRANSFER BY WAY OF CONTINUATION

141 If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.